                                          EXHIBIT 10.15.1

                              ADDENDUM TO LOCATION LEASE AGREEMENT

    This Addendum to the Location Lease Agreement (the "Addendum") is entered into this 30 day of June, 1998, between Austins Steaks & Saloon, Inc. (the "Company"), Paul C. Schorr, III ("Schorr") and Jacob and Petrita Alcon ("Landlord").

    WHEREAS, the Landlord and the Company entered into a Location Lease Agreement dated August 15, 1994, relating to property located at 5210 San Mateo, N.E., Building #A, Albuquerque, New Mexico, which lease is scheduled to expire on July 31, 1999;

    WHEREAS, consideration to be paid by the Company is set forth in the lease under Section III, and specifically provides that lease payments shall be in the amount of $7,874.05 from August 1, 1997 through July 31, 1998 with an increase to the amount of $8,189.01 from August 1, 1998 through July 31, 1999;

    WHEREAS, the Board of Directors deems it in the best interest of the Company to enter into an agreement with the Landlord to reduce the rent currently being paid pursuant to the Location Lease Agreement and to enter into this Addendum.

    NOW, THEREFORE, in consideration of the mutual premises contained below, the parties agree as follows:

    1. ADJUSTMENT OF MONTHLY RENTAL PAYMENT. Landlord agrees to adjust the monthly rental payments of the Company and agrees that the monthly rental payment shall be as follows:

              March 1998                       $4,000
              April 1998                       $5,000
              May 1998                         $4,000
              June 1998                        $5,000
              July 1998 thru July 1999         $5,000



    2. ISSUANCE OF COMMON STOCK. The Company agrees, upon the terms and conditions set forth below, to issue to Landlord a stock certificate representing 75,000 shares of Common Stock of the Company, in consideration for the reduced rental payments outlined in Section 1. Landlord agrees to accept the Common Stock on the terms set forth below and that the receipt of such stock is fair and equitable consideration for the reduction in rental payments.



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

    3. TERMS RELATING TO GRANT OF COMMON STOCK. The Company agrees to issue 75,000 shares of Common Stock of the Company to the Landlord upon the following terms and conditions.

         (a) The Shares shall be issued in the name of the Landlord and shall be placed in escrow with the law firm of CRIDER, BINGHAM & HURST, P.C., 3908 Carlisle N.E., Albuquerque, New Mexico
              ("the Escrow Agent").

         (b) The Escrow Agent will release the Shares held in escrow to the Lanlord upon the first to occur of the following events:

              (i) The Company is delinquent in the payment of any installment of rent as defined in Article III of the Lease and as amended by this Addendum, provided, however, that the Company is entitled to written notice of delinquent rent and is entitled to cure the default within five days of receipt of said notice; or

              (ii)  August 1, 1999.

         (c) Prior to release by the Escrow Agent of the Shares held in escrow, the Landlord shall not be permitted to vote the Shares and shall be entitled to no dividends which may be declared by the Company with respect to its shares.

         (d) Lanlord may not sell, transfer or assign the Shares before August 1, 1999.

         (e) For a period of 5 years, beginning on August 1, 1999 and ending on August 1, 2004 ("Guarantee Period"), Lanlord shall have the right to receive a minimum consideration of $.70 per share of Common Stock and maximum consideration of $1.00 per share of Common Stock. Schorr hereby agrees to personally guarantees said consideration of $.70 per share. During the Guarantee Period, Landlord shall be required to notify the Company in writing if it desires to sell a portion or all of the Common Stock received pursuant to this Addendum. Within fifteen (15) days after receipt of said written notice, the Company shall have the option to either (i) purchase all of the shares of Common Stock from Landlord for a purchase price equal to $1.00 per share, or
              (ii) require that the Landlord sell all of the shares of Common Stock on the open market. If the

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


              Landlord's shares of Common Stock are sold on the open market as provided in clause (ii) above, and if the gross sales proceeds therefrom shall be less than $.70 per share of Common Stock, Schorr agrees to pay to Landlord, the amount by which such gross sales proceeds are less than $.70 per share, within thirty (30) days after receipt of written notice and documentation of the sale from Landlord.

         (f) In the event, after the date hereof, that the Landlord's shares of Common Stock are effected by a reclassification, recapitalization, reduction of capital stock, stock split, or otherwise, of a stock dividend is declared, or there is a merger, consolidation, or other reorganization, or the like, then the number and price of the Landlord's shares of Common Stock or any securities issued in respect thereof shall be appropriately adjusted.

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Landlord as follows:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

         (b) The Company has all necessary corporate power and authority to enter into this Addendum, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Addendum has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to the approval of the Board of Directors of the Company.

    5. REPRESENTATIONS AND WARRANTIES OF LANDLORD. The Landlord hereby represents and warrants as follows:

         (a) Landlord has all necessary authority and has taken all necessary action to enter into this Addendum, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Addendum has been duly executed and delivered by the Landlord and constitutes a legal,

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                                          105
              valid and binding obligation of the Landlord, enforceable against the Landlord in accordance with its respective terms.

         (b)  Landlord has been advised by the Company and understands that
              (i) the Shares have not been registered under the Securities
              Act of 1933, as amended, and are being issued in reliance upon the exemption afforded by Section 4(2) thereof for transactions by an issuer not involving any public offering and under and in reliance upon a New Mexico exemption from registration under
              Section 58-13B-26 NMSA 1978 or that the issuance constitutes a New Mexico exempt transaction under Section 58-13B-27 NMSA 1978,
              (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act of 1933, as amended, or is exempt from such registration, (iii) the Shares will bear a restrictive legend to such effect, and
              (iv) the Company will make a notation on its transfer books to such effect.

         (c) The Landlord further represents that (i) the Shares are being acquired for investment and except as otherwise provided herein, without any present view towards distribution thereof to any other person, (ii) they will not sell or otherwise dispose of the Shares prior to August 1, 1999, and thereafter only in compliance with the registration requirements or exemption provisions under the Securities Act of 1933, as amended the rules and regulations thereunder, and as otherwise set forth by the Securities and Exchange Commission, (iii) they have such knowledge and experience in financial and business matters and are capable of evaluating the risks and merits of an investment in the Shares, (iv) they have consulted with counsel, to the extent deemed necessary, as to all matters covered by this subparagraph 5.C. and have relied upon the Company or Schorr for any explanation of the application of the various federal or state securities laws with regard to the receipt of the Shares from the Company, (v) they have investigated and are familiar with the affairs, financial conditions and prospects of the Company, and have been given sufficient access to and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares, and (vi) they are able to bear the economic risks of such an investment.

    6.   NON-ASSIGNMENT.  Neither this Agreement nor any of the rights or


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

         obligations hereunder may be assigned by any party without the prior written consent of the other parties.

    7. NOTICES. Unless otherwise provided herin, any notices, requests, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested. (Such mailed notice to be effective on the date such receipt is acknowledged or refused), as follows; if to Company:

                        Austins Steaks & Saloon, Inc.
                        6940 "O" Street, Suite 334
                        Lincoln, NE  68510

         If to Landlord:

                        Jacob and Petrita Alcon
                        4055 Dietz Farm Circle NW
                        Albuquerque, NM 87107





         If to Guarantor:

                        Paul C. Schorr, III
                        ComCor Holding, Inc.
                        6940 "O" Street, Suite 336
                        Lincoln, NE. 68510

    8. GOVERNING LAW. This Addendum shall be governed by the laws of the State of New Mexico.

    9. REVISION OF LEASE AGREEMENT. This Addendum amends only the provisions of the Location Lease Agreement as indicated herein. All other provisions of the Location Lease Agreement shall remain in tact as set forth therein.


                                         /s/ Paul C. Schorr
                                      ----------------------------------
                                       Paul C. Schorr, III


                                        -5-

                                                AUSTINS STEAKS & SALOON, INC.


                                                   /s/ Paul C. Schorr
                                           By:  ------------------------------
                                                Paul C. Schorr, III, President


                                                   /s/ Jacob Alcon
                                                ------------------------------
                                                Jacob Alcon


                                                   /s/ Petrita Alcon
                                                ------------------------------
                                                Petrita Alcon


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